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                                                                     EXHIBIT 4.6
                                                                  EXECUTION COPY

                               AMENDMENT NO. 2 TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                  AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 17, 1999 among: UNITED STATIONERS SUPPLY CO., a corporation duly organized and validly existing under the laws of the State of Illinois (together with its successors and assigns, the "COMPANY"); UNITED STATIONERS INC., a corporation duly organized and validly existing under the laws of the State of Delaware (together with its successors and assigns, the "GUARANTOR" and, together with the Company, the "OBLIGORS"); each of the lenders identified under the caption LENDERS on the signature pages hereto (individually, a "LENDER" and, collectively, the "LENDERS" ); and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "ADMINISTRATIVE AGENT").

                  WHEREAS, the Company, the Guarantor, the Lenders and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of April 3, 1998 (as amended, modified and supplemented and in effect, the "CREDIT AGREEMENT"), providing, subject to the terms and conditions thereof, for extensions of credit (by making of loans and issuing letters of credit) to be made by the Lenders to the Company in an aggregate principal amount not exceeding $500,000,000; and

                  WHEREAS, the Company, the Guarantor, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. DEFINITIONS. Terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. AMENDMENT. Effective as provided in Section 3 below, the Credit Agreement shall be amended as follows:

                  2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

                  2.02. Section 1.01 of the Credit Agreement shall be amended by replacing the definition of "Dividend Payment" with the following definition in alphabetical order in said Section 1.01:


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                  "RESTRICTED PAYMENT" shall mean, with respect to any Person, dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of such Person or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of such Person or any of its Subsidiaries), but excluding (i) dividends payable solely in shares of common stock of such Person or (ii) any cancellation of the Guarantor Note.

  Each reference in the Credit Agreement to "Dividend Payment" or "Dividend Payments" shall be replaced with "Restricted Payment" and "Restricted Payments", respectively.

                  2.03. Section 9.09 of the Credit Agreement shall be amended to read in its entirety as follows:

                  "9.09  RESTRICTED PAYMENTS.

                  (a) The Company will not, nor will it permit any of its Subsidiaries to, declare or make any Restricted Payment at any time; PROVIDED, HOWEVER, that (1) any Subsidiary of the Company may make any Restricted Payment to the Company or any Wholly-Owned Subsidiary of the Company and (2) the Company may declare and make any Restricted Payment in cash in respect of its common stock in order to permit the Guarantor
         (i) to pay any income, franchise or like taxes to the extent permitted by the Tax Sharing Agreement, (ii) to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal, accounting, reporting, listing and similar expenses) in an aggregate amount not exceeding $750,000 in any fiscal year, (iii) to acquire shares of its common stock in an aggregate amount not exceeding $50,000,000, (iv) (A) to repurchase its common stock and warrants and/or to redeem or repurchase vested management options for an aggregate purchase price not exceeding $1,000,000 in any 12-month period and (B) to pay Accrued Warrant Liabilities and (v) to pay cash dividends on its common stock, subject, in the case of clauses (iii),
         (iv) and (v) above, to the satisfaction of the following conditions on the date of such Restricted Payment:

                           (1) no Default shall have occurred and be continuing;

                           (2) the Fixed Charges Ratio as at the last day of the
                  fiscal quarter of the Company most recently ended prior to the date of such Restricted Payment (and after giving pro forma effect thereto) shall not be less than 1.2 to 1; and

                           (3) the average, for the immediately preceding 90
                  days, of the excess of (i) the aggregate Revolving Credit Commitments over (ii) the sum of the outstanding principal amount of Revolving Credit Loans, and the Swingline Loans and the aggregate amount of Letter of Credit Liabilities shall be an amount at least equal to $50,000,000.



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                  (b) The Guarantor will not declare or make any Restricted
         Payment, except for Restricted Payments in respect of the Guarantor's stock (and/or warrants or options related thereto) permitted, and subject to the limitations, under clauses (iii), (iv) and (v) of
         Section 9.09(a) hereof."

                  2.04. Section 9.10 of the Credit Agreement shall be amended to read in its entirety as follows:

                  "9.10 NET WORTH. The Guarantor will not permit Net Worth to be less than the sum of (a) $305,000,000 plus (b) 50% of the sum of Net Income (if positive) for each fiscal quarter of the Guarantor commencing with the fiscal quarter ending March 31, 1999 plus (c) 100% of the amount by which Net Worth shall have been increased as a result of any Equity Issuance."

                  Section 3. EFFECTIVENESS. The amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof upon receipt by the Administrative Agent of one or more counterpart of this Amendment No. 2 executed by each of the Obligors and the Lenders constituting the Majority Lenders.

                  Section 4. MISCELLANEOUS. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment No. 2 to be duly executed and delivered as of the day and year first above written.


                                       UNITED STATIONERS SUPPLY CO.


                                       By /s/ James A. Pribel
                                         --------------------------
                                         Title: Treasurer


                                       UNITED STATIONERS INC.


                                       By /s/ James A. Pribel
                                         --------------------------
                                         Title: Treasurer



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                                       LENDERS

                                       THE CHASE MANHATTAN BANK


                                       By /s/ Karen M. Shurf
                                         --------------------------
                                         Title: Vice President

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Senior Vice President

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Vice President

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Senior Vice President

                                       ARAB BANKING CORPORATION
                                          (B.S.C.)


                                       By /s/ Grant E. McDonald
                                         --------------------------
                                         Title: Vice President

                                       THE BANK OF NEW YORK


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Vice President

                                       BANK OF SCOTLAND


                                       By (Signature Illegible)
                                         --------------------------
                                         Title:



                                       5
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                                       BANK ONE, MILWAUKEE, NA


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Vice President

                                       COMERICA BANK


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Vice President

                                       THE FIRST NATIONAL BANK OF MARYLAND


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Senior Vice President

                                       HIBERNIA NATIONAL BANK


                                       By /s/ Stephen E. Birnbaum
                                         --------------------------
                                         Title: Vice Presidnet

                                       KEY CORPORATE CAPITAL INC.


                                       By (Signature Illegible)
                                         --------------------------
                                     Title: Vice President

                                       THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LTD.


                                       By (Signature Illegible)
                                         --------------------------
                                         Title:

                                       MICHIGAN NATIONAL BANK


                                       By (Signature Illegible)
                                         --------------------------
                                         Title: Relationship Manager



                                       6
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                                       NATIONAL BANK OF CANADA,
                                       a Canadian Chartered Bank


                                       By /s/ Jonathan M. Millard
                                         ----------------------------------
                                         Title: Assistant Vice President


                                       By /s/ Leroy A. Irvin
                                         ----------------------------------
                                         Title: Vice President

                                       TRANSAMERICA BUSINESS CREDIT
                                       CORPORATION


                                       By (Signature Illegible)
                                         ----------------------------------
                                         Title:

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By (Signature Illegible)
                                         ----------------------------------
                                         Title:

                                       WACHOVIA BANK, N.A.


                                       By /s/ Debra C. Coheley
                                         ----------------------------------
                                         Title: Senior Vice President

                                       PARIBAS


                                       By /s/ Karen E. Coons
                                         ----------------------------------
                                         Title: Vice President


                                       By /s/ Brian F. Hewitt
                                         ----------------------------------
                                         Title: Vice President

                                       DAI-ICHI KANGYO BANK, LTD.


                                       By /s/ Sunao Hirata
                                         ----------------------------------
                                         Title: Senior Vice President &
                                                Joint General Manager


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                                       DEUTSCHE FINANCIAL SERVICES


                                       By (Signature Illegible)
                                         ------------------------------
                                         Title:


                                       THE FUJI BANK, LIMITED


                                       By /s/ Peter L. Chinnici
                                         ------------------------------
                                         Title: Joint General Manager

                                      THE MITSUBISHI TRUST AND BANKING
                                         CORPORATION CHICAGO BRANCH


                                       By /s/ Nobuo Tominuga
                                         ------------------------------
                                         Title: Chief Manager

                                       NATIONAL CITY BANK


                                       By /s/ Diego Tobon
                                         ------------------------------
                                         Title: Vice President

                                       THE NORTHERN TRUST COMPANY


                                       By (Signature Illegible)
                                         ------------------------------
                                         Title: Vice President


                                       8
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                                       THE CHASE MANHATTAN BANK,
                                          as Administrative Agent


                                       By /s/ Karen M. Shurf
                                         ------------------------------
                                         Title: Vice President